QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Millennial Media, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

MILLENNIAL MEDIA, INC.
2400 Boston Street, Suite 300
Baltimore, Maryland 21224

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 2, 2015

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of MILLENNIAL MEDIA, INC., a Delaware corporation (the "Company"). The meeting will be held on Tuesday, June 2, 2015 at 10:00 a.m. local time at the Hilton New York Fashion District, 152 West 26th Street, New York, New York 10001 for the following purposes:

  1.
  To elect the three nominees for director named herein to hold office until the 2018 Annual Meeting of Stockholders.

  2.
  To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2015.

  3.
  To conduct any other business properly brought before the meeting.

        These items of business are more fully described in the Proxy Statement accompanying this Notice.

        The record date for the Annual Meeting is April 22, 2015. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders' Meeting to Be
Held on Tuesday, June 2, 2015 at 10:00 a.m. local time at the Hilton New York Fashion District,
152 West 26th Street, New York, New York 10001.

The proxy statement and annual report to stockholders are available at
http://www.astproxyportal.com/ast/17552.

By Order of the Board of Directors
Michael G. Barrett President and CEO
Baltimore, Maryland April 24, 2015

        You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or on the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

MILLENNIAL MEDIA, INC.

2400 BOSTON STREET, SUITE 300
BALTIMORE, MARYLAND 21224

PROXY STATEMENT
FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 2, 2015

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

        We have sent you these proxy materials because the Board of Directors of Millennial Media, Inc. (sometimes referred to as the "Company" or "Millennial Media") is soliciting your proxy to vote at the 2015 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

        We intend to mail these proxy materials on or about May 1, 2015 to all stockholders of record entitled to vote at the annual meeting.

How do I attend the annual meeting?

        The meeting will be held on Tuesday, June 2, 2015 at 10:00 a.m. local time at the Hilton New York Fashion District, 152 West 26th Street, New York, New York 10001. Directions to the annual meeting may be found at http://www3.hilton.com/en/hotels/new-york/hilton-new-york-fashion-district-NYCFDHF/maps-directions/index.html. Information on how to vote in person at the annual meeting is discussed below.

Who can vote at the annual meeting?

        Only stockholders of record at the close of business on April 22, 2015 will be entitled to vote at the annual meeting. On this record date, there were 140,048,154 shares of common stock outstanding and entitled to vote.

  Stockholder of Record: Shares Registered in Your Name

        If on April 22, 2015 your shares were registered directly in your name with Millennial Media's transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

  Beneficial Owner: Shares Registered in the Name of a Broker or Bank or Other Agent

        If on April 22, 2015 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting.

However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

What am I voting on?

        There are two matters scheduled for a vote:

  •
  Election of three directors to the Board of Directors (the "Board") to serve until the 2018 annual meeting of stockholders and until their successors are duly elected and qualified; and

  •
  Ratification of selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2015.

What if another matter is properly brought before the meeting?

        The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

        You may either vote "For" all the nominees to the Board or you may "Withhold" your vote for any nominee you specify. For each of the other matters to be voted on, you may vote "For" or "Against" or abstain from voting.

        The procedures for voting are:

  Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

  •
  To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

  •
  To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

  •
  To vote over the telephone, dial toll-free 1-800-PROXIES (1-800-776-9437) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. local time on June 1, 2015 to be counted.

  •
  To vote on the Internet, go to http://www.voteproxy.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. local time on June 1, 2015 to be counted.

  Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

        If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from Millennial Media. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or on the Internet as instructed by your broker, bank or other agent. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

        We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of common stock you owned as of the close of business on April 22, 2015.

What happens if I do not vote?

  Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet or in person at the annual meeting, your shares will not be voted.

  Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

        If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange ("NYSE") deems the particular proposal to be a "routine" matter. Brokers and nominees can use their discretion to vote "uninstructed" shares with respect to matters that are considered to be "routine," but not with respect to "non-routine" matters. Under the rules and interpretations of the NYSE, "non-routine" matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker, bank or other agent may not vote your shares on Proposal 1 without your instructions, but may vote your shares on Proposal 2 even in the absence of your instruction.

What if I return a proxy card or otherwise vote but do not make specific choices?

        If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, "For" the election of all three nominees for director, and "For" the ratification of the selection by the Audit Committee of the Board of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

        If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

  Stockholder of Record: Shares Registered in Your Name

        Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

  •
  You may submit another properly completed proxy card with a later date.

  •
  You may grant a subsequent proxy by telephone or on the Internet.

  •
  You may send a timely written notice that you are revoking your proxy to Millennial Media's Secretary at 2400 Boston Street, Suite 300, Baltimore, Maryland 21224.

  •
  You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

        Your most recent proxy card or telephone or Internet proxy is the one that will be counted.

  Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

        If your shares are held by your broker, bank as a nominee or other agent, you should follow the instructions provided by your broker, bank or other agent.

When are stockholder proposals and director nominations due for next year's annual meeting?

        To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing by January 2, 2016, to Millennial Media's Secretary at 2400 Boston Street, Suite 300, Baltimore, Maryland 21224. If you wish to nominate an individual for election at, or bring business, other than through a stockholder proposal, before the 2016 Annual Meeting of Stockholders, you should deliver your notice to our Secretary at the address above between February 3, 2016 and March 4, 2016. Your notice to the Secretary must set forth information specified in our bylaws, including your name and address and the class and number of shares of our stock which you beneficially own.

        If you propose to bring business before an annual meeting other than a director nomination, your notice must also include, as to each matter proposed, the following: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and (ii) any material interest you have in such business. If you propose to nominate an individual for election as a director, your notice shall also set forth, as to each person whom you propose to nominate for election as a director, the following: (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of our stock which are owned of record and beneficially owned by the person, (iv) the date or dates on which such shares were acquired and the investment intent of such acquisition and (v) any other information concerning the person as would be required to be disclosed in a proxy statement soliciting proxies for the election of that person as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations promulgated thereunder (including the person's written consent to being named as a nominee and to serving as a director if elected). We may require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such proposed nominee.

        For more information, and for more detailed requirements, please refer to our Amended and Restated Bylaws, filed as Exhibit 3.2 to our Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission ("SEC") on April 3, 2012.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes "For," "Withhold" and broker non-votes, and, with respect to other proposals, votes "For" and "Against," abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for Proposal 2 and will have the same effect as "Against" votes. Broker non-votes will have no effect and will not be counted towards the vote total for any proposal.

What are "broker non-votes"?

        As discussed above, when a beneficial owner of shares held in "street name" does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be "non-routine," the broker or nominee cannot vote the shares. These unvoted shares are counted as "broker non-votes."

How many votes are needed to approve each proposal?

        The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of Directors	The three nominees receiving the most "For" votes	Withheld votes will have no effect	None
2	Ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year ending December 31, 2015	"For" votes from the holders of a majority of shares present and entitled to vote	Against	None

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 140,048,154 shares outstanding and entitled to vote. Thus, the holders of 70,024,078 shares must be present in person or represented by proxy at the meeting to have a quorum.

        Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairman of the meeting or the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

        Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the Internet?

        The proxy statement and annual report on Form 10-K are available at: http://www.astproxyportal.com/ast/17552.

PROPOSAL 1

ELECTION OF DIRECTORS

        The Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director's successor is duly elected and qualified.

        The Board presently has eight members. There are three directors in the class whose term of office expires in 2015.

        All three of the nominees listed below are currently directors of the Company, and Mr. Tholen was previously elected by the Company's stockholders. Mr. Cormier was appointed by the Board in connection with the Company's acquisition of Nexage, Inc. in December 2014 ("Nexage"). Mr. Evans was appointed by the Board in February 2014 to fill a vacancy created by the increase in the size of the board. If elected at the annual meeting, each nominee would serve until the 2018 annual meeting and until his successor has been duly elected and qualified, or, if sooner, until the director's death, resignation or removal. It is the Company's policy to invite and encourage directors and nominees for director to attend the annual meeting. One of the Company's then-serving directors attended the 2014 annual meeting of stockholders.

        Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The three nominees receiving the highest number of affirmative votes will be elected. Proxies may not be voted for more than three directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by Millennial Media. Each person nominated for election has agreed to serve if elected. The Company's management has no reason to believe that any nominee will be unable to serve.

        The following are brief biographies of each nominee and each director whose term will continue after the annual meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2018 ANNUAL MEETING

Ernest Cormier, Age 57.

        Mr. Cormier has served as a director of the Company since December 2014. He served as the President and Chief Executive Officer of Nexage from April 2010 until our acquisition of Nexage in December 2014. From November 2008 to January 2010, he was the President and Chief Executive Officer of Zeemote Inc., a mobile gaming and consumer electronics company that was sold in December 2009 to Aplix Corporation. From 2006 to 2008, he was the Chief Commercial Officer and Managing Director of Group Strategy and Corporate Development for Virgin Media in the United Kingdom. He has held executive and senior leadership roles with primary responsibilities for mobile solutions, content monetization, and ad-buying and selling at various technology and digital media companies, including Nextel Communications and Lagardere Group. Mr. Cormier currently serves as a member of the board of directors of a number of privately held companies. He received a B.S. in Mechanical Engineering, specializing in controls and systems engineering, from Worcester Polytechnic Institute. The Board believes that Mr. Cormier's extensive experience in the media, mobile and advertising industries, his previous service as Chief Executive Officer of Nexage, and his business expertise allow him to make valuable contributions to the Board.

Thomas R. Evans, Age 60.

        Mr. Evans has served as a director of the Company since February 2014. Mr. Evans served as the President and Chief Executive Officer of Bankrate, Inc., a publisher, aggregator and distributor of online personal finance content, from 2004 until December 2013. From 1999 to 2003, Mr. Evans served as Chairman and Chief Executive Officer of Official Payments Corp., a processor of consumer credit card payments for governmental entities. From 1998 to 1999, Mr. Evans was President and Chief Executive Officer of GeoCities Inc., a community of personal websites. From 1991 to 1998, Mr. Evans was President and Publisher of U.S. News & World Report. In addition to his duties at U.S. News & World Report, Mr. Evans served as President of The Atlantic Monthly from 1996 to 1998 and as President and Publisher of Fast Company from the launching of the magazine in 1995 until 1998. Mr. Evans also currently serves as a director of the public companies FutureFuel Corp. and Shutterstock, Inc. and within the past five years also served as a director of the public company NaviSite, Inc. Mr. Evans received a B.S. degree in business administration from Arizona State University. The Board believes that Mr. Evans' extensive experience in the media and internet industries, his previous service as Chief Executive Officer of several public companies, and his business and finance expertise allow him to make valuable contributions to the Board.

James A. Tholen, Age 57.

        Mr. Tholen has served as a director of the Company since 2011. He has served as the chief financial officer of Broadsoft, Inc., a publicly held technology company, since 2007. Between 2006 and 2007, Mr. Tholen was engaged in consulting, advisory and investing activities. From 2003 to 2006, Mr. Tholen served as both chief financial officer and chief operating officer at Network Security Technologies, Inc., or NetSec, a managed and professional security services company acquired by MCI, Inc., now part of Verizon. Prior to joining NetSec, he served as chief strategy officer and chief financial officer for CareerBuilder, Inc. and was a member of that company's board of directors. Mr. Tholen received a B.S. degree from Davidson College and an M.B.A. degree from Yale University. The Board believes that Mr. Tholen's industry and finance experience with technology companies, and his particular experience as chief financial officer of a public company, allow him to make valuable contributions to the Board.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE "FOR" EACH NAMED NOMINEE

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2016 ANNUAL MEETING

Michael G. Barrett, Age 52.

        Mr. Barrett has served as our President and Chief Executive Officer and as a director of the Company since January 2014. Mr. Barrett has served as the President of Ichabod Farm Ventures LLC, an internet investment company that he founded, since December 2012. From July 2012 until December 2012, he served as Global Chief Revenue Officer and Executive Vice President at Yahoo! Inc. Prior to Yahoo!, from January 2012 until July 2012, Mr. Barrett served as Director at Google Inc., where he led the integration efforts following Google's acquisition of Admeld Inc., a global supply side platform solution for premium publishers. Mr. Barrett previously served as Chief Executive Officer of AdMeld from November 2008 until December 2011. Mr. Barrett has also held senior positions at AOL, Fox Interactive Media and Disney Online. He currently serves on the board of directors of Tremor Video, Inc., a publicly held provider of technology-driven video advertising solutions. Mr. Barrett received a B.A. degree in Economics from College of the Holy Cross. The Board believes that Mr. Barrett's expertise in the digital advertising industry, his experience in working with entrepreneurial companies, his familiarity with technology companies in general and his specific knowledge of our company as our chief executive officer allow him to make valuable contributions to the Board.

Ross B. Levinsohn, Age 51.

        Mr. Levinsohn has served as a director of the Company since February 2014. Mr. Levinsohn has served as Chief Executive Officer of Guggenheim Digital Media, a subsidiary of Guggenheim Partners, a privately held global financial services firm, since January 2013. Mr. Levinsohn served as interim Chief Executive Officer and President of Yahoo! Inc. from May 2012 until July 2012, as Executive Vice President and Head of Global Media in early May 2012, and as Executive Vice President, Americas from November 2010 to May 2012. He was the co-founder and managing director of Fuse Capital (formerly Velocity Interactive Group), an investment firm focused on digital media and communications, from 2007 to October 2010. From 2000 to 2006, he served in leadership roles at News Corporation, a media and entertainment company, including as President of Fox Interactive Media, Senior Vice President and General Manager of Fox Sports Interactive Media, and Senior Vice President of News Digital Media. Mr. Levinsohn received a B.A. degree in broadcast communications from American University. The Board believes that Mr. Levinsohn's expertise in the digital media industry and his experience with technology companies allow him to make valuable contributions to the Board.

Wenda Harris Millard, Age 60.

        Ms. Millard has served as a director of the Company since May 2009. Since April 2009, she has served as president and chief operating officer of MediaLink LLC, a strategic advisory and business development firm that provides counsel to the media, advertising and entertainment industries. From July 2007 to April 2009, she served as president of media for Martha Stewart Living Omnimedia, Inc. and as co-chief executive officer from June 2008 to April 2009. From 2004 to 2007, she also served as a member of the board of directors of Martha Stewart Living Omnimedia. From 2001 to 2007, Ms. Millard was the chief sales officer of Yahoo! Inc. From 2000 to 2001, she was chief internet officer at Ziff Davis Media and president of Ziff Davis Internet. From 1996 to 2000, Ms. Millard was executive vice president and one of the founding members of DoubleClick. Ms. Millard currently serves on the board of directors of Verifone Systems, Inc., a publicly held provider of electronic payment solutions. Ms. Millard received a B.A. degree from Trinity College and an M.B.A. degree from Harvard Business School. The Board believes that Ms. Millard's broad experience in the media and digital advertising industries allow her to make valuable contributions to the Board.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2017 ANNUAL MEETING

Robert P. Goodman, Age 54.

        Mr. Goodman has served as a director of the Company since 2009. He is the founding partner of Bessemer Venture Partners' investment office in Larchmont, New York. Mr. Goodman is also a managing member of Deer Management Co. LLC, the management company for Bessemer Venture Partners' investment funds, including Bessemer Venture Partners VI L.P., Bessemer Venture Partners VI Institutional L.P. and Bessemer Venture Partners Co-Investment L.P. Prior to joining Bessemer in 1998, Mr. Goodman founded and served as the chief executive officer of two privately held telecommunications companies, Celcore and Boatphone, a group of cellular operating companies. Until December 2012, Mr. Goodman served as a member of the board of directors of Broadsoft, Inc., a publicly held technology company. Mr. Goodman continues to serve as a member of the board of directors of several private Bessemer portfolio companies. Mr. Goodman received a B.A. degree from Brown University and an M.B.A. degree from Columbia University. The Board believes that Mr. Goodman's experience in working with entrepreneurial companies, and his particular familiarity with technology companies, allow him to make valuable contributions to the Board.

Patrick Kerins, Age 59.

        Mr. Kerins has served as a director of the Company since 2009. Since 2006, Mr. Kerins has been a general partner with New Enterprise Associates, Inc., a venture capital firm. From 1997 to 2006, he was general partner of Grotech Capital Group, a venture capital firm. Prior to Grotech, Mr. Kerins was an investment banker with Alex. Brown & Sons, focusing on high-technology companies. Mr. Kerins currently serves on the boards of directors of ChannelAdvisor Corporation, a publicly held technology provider of cloud-based e-commerce solutions, and a number of privately held companies, and is chairman emeritus of the Mid-Atlantic Venture Association. He received a B.S. degree from Villanova University and an M.B.A. degree from Harvard Business School. The Board believes that Mr. Kerins's broad investment experience in the information technology industry allows him to make valuable contributions to the Board.

BOARD OF DIRECTORS, COMMITTEES AND CORPORATE GOVERNANCE

DIRECTOR INDEPENDENCE

        As required under listing rules of the NYSE, a majority of the members of a listed company's board of directors must qualify as "independent," as affirmatively determined by its board of directors. The Board consults with the Company's counsel to ensure that the Board's determinations are consistent with relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of the NYSE, as in effect from time to time.

        In March 2015, the Board undertook a review of the independence of the directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, and based upon information requested from and provided by each director concerning such director's background, employment and affiliations, including family relationships, the Board has affirmatively determined that each of Ms. Millard and Messrs. Cormier, Evans, Kerins, Goodman, Levinsohn and Tholen, representing seven of the Company's eight current directors, are independent directors as defined under NYSE listing rules. Mr. Barrett, the Company's President and Chief Executive Officer, is not an independent director by virtue of his employment with the Company.

BOARD LEADERSHIP STRUCTURE

        The Board of Directors of the Company has an independent chair, Mr. Kerins, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chair has substantial ability to shape the work of the Board. The Company believes that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Board Chair creates an environment that is more conducive to objective evaluation and oversight of management's performance, increasing management accountability and improving the ability of the Board to monitor whether management's actions are in the best interests of the Company and its shareholders. As a result, the Company believes that having an independent Board Chair can enhance the effectiveness of the Board as a whole.

ROLE OF THE BOARD IN RISK OVERSIGHT

        One of the Board's key functions is informed oversight of the Company's risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our outsourced internal audit function. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Typically, the applicable Board committees meet at least annually with the employees responsible for risk management in the committees' respective areas of oversight. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. The Board has delegated to Mr. Kerins, as the independent Chairman the responsibility of coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

MEETINGS OF THE BOARD OF DIRECTORS

        The Board met ten times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.

        As required under applicable NYSE listing standards, in fiscal 2014, the Company's independent directors met five times in regularly scheduled executive sessions at which only independent directors were present. As the independent Chairman, Mr. Kerins presided over the executive sessions.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

        The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for the year ended December 31, 2014 and membership information as of the date of this proxy statement for each of these Board committees:

Name	Audit		Compensation		Nominating and Corporate Governance
Paul Palmieri(1)
Michael Barrett
George Bell(2)
Ernest Cormier(3)					X
Thomas Evans(4)	X
Robert Goodman			X
Patrick Kerins			X	*
Ross B. Levinsohn(5)	X
Alan MacIntosh(6)	X				X
Jay Markley(2)	X
Wenda Harris Millard					X	*
James Tholen	X	*			X
Total meetings in fiscal year ended December 31, 2014	8		2		4

*
Committee Chairperson

(1)
Mr. Palmieri ceased serving as a director of the Company as of January 25, 2014.

(2)
Each of Mr. Bell and Mr. Markley ceased serving as a director of the Company as of the 2014 annual meeting of stockholders.

(3)
Mr. Cormier was appointed as a member of the Nominating and Corporate Governance Committee in January 2015.

(4)
Mr. Evans was appointed as a member of the Audit Committee on June 1, 2014.

(5)
Mr. Levinsohn was appointed as a member of the Audit Committee on September 1, 2014.

(6)
Mr. MacIntosh ceased serving as a director of the Company on August 31, 2014.

        Below is a description of each of these committees of the Board.

Audit Committee

        The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee the Company's corporate accounting and financial reporting processes and audits of its financial statements. The Audit Committee consists of three directors, Messrs. Tholen, Evans and Levinsohn, and the Board has determined that each of them satisfies the independence requirements under the NYSE listing standards and Rule 10A-3(b)(1) under the Exchange Act. Mr. Tholen is the chairman of the Audit Committee and the Board has determined that Mr. Tholen is an "audit committee financial expert" as defined by SEC rules and regulations. The Board made a qualitative assessment of Mr. Tholen's level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for a public reporting company. The Audit Committee met eight times during the fiscal year ended December 31, 2014.

        The principal duties and responsibilities of the Audit Committee include:

  •
  appointing and retaining an independent registered public accounting firm to serve as independent auditor to audit the Company's consolidated financial statements, overseeing the independent auditor's work and determining the independent auditor's compensation;

  •
  approving in advance all audit services and non-audit services to be provided to the Company by the Company's independent auditor;

  •
  establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing or compliance matters, as well as for the confidential, anonymous submission by the Company's employees of concerns regarding questionable accounting or auditing matters;

  •
  reviewing and discussing with management and the Company's independent auditor the results of the annual audit and the independent auditor's review of the Company's quarterly consolidated financial statements; and

  •
  conferring with management and the Company's independent auditor about the scope, adequacy and effectiveness of the Company's internal accounting controls, the objectivity of the Company's financial reporting and the Company's accounting policies and practices.

        A copy of the charter of the Audit Committee can be located on the Company's corporate website at www.millennialmedia.com.

Report of the Audit Committee of the Board of Directors(1)

        The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2014 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board ("PCAOB"). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants' communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm's independence. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the Securities and Exchange Commission on March 11, 2015.

Mr. James A. Tholen Mr. Thomas R. Evans Mr. Ross B. Levinsohn

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

        The Compensation Committee reviews and determines the compensation of all the Company's executive officers. The Compensation Committee consists of two directors, Messrs. Kerins and Goodman. Each of Messrs. Kerins and Goodman is a non-employee member of the Board, as defined in Rule 16b-3 under the Exchange Act, and an outside director, as that term is defined in

Section 162(m) of the Internal Revenue Code of 1986 (the "Code"), and each satisfies the additional independence requirements specific to compensation committee service as set forth in the NYSE listing rules. Mr. Kerins is the chairman of the Compensation Committee. The Board has determined that the composition of the Compensation Committee satisfies the applicable independence requirements under, and the functioning of the Compensation Committee complies with the applicable requirements of, the NYSE listing rules and SEC rules and regulations. The Compensation Committee met two times during the fiscal year ended December 31, 2014.

        The principal duties and responsibilities of the Compensation Committee include:

  •
  establishing and approving, and making recommendations to the Board regarding, performance goals and objectives relevant to the compensation of the Company's chief executive officer, evaluating the performance of the Company's chief executive officer in light of those goals and objectives and setting, or recommending to the full Board for approval, the chief executive officer's compensation, including incentive-based and equity-based compensation, based on that evaluation;

  •
  setting the compensation of the Company's other executive officers, based in part on recommendations of the chief executive officer;

  •
  exercising administrative authority under the Company's equity incentive plans and employee benefit plans;

  •
  establishing policies and making recommendations to the Board regarding director compensation; and

  •
  if and to the extent required, preparing a compensation committee report on executive compensation as required by the SEC to be included in our annual proxy statements or annual reports on Form 10-K filed with the SEC.

        Typically, the Compensation Committee meets, or acts by written consent, at least quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chairman of the Compensation Committee, in consultation with the Chief Executive Officer. The Compensation Committee meets in executive session from time to time as necessary. Members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company, as well as sole discretion and authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole discretion and authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant's reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other advisor to the compensation committee, other than in-house legal counsel and certain other types of advisors, only after taking into consideration six factors, prescribed by the SEC and NYSE, that bear upon the advisor's independence; however, there is no requirement that any advisor be independent. The Compensation Committee did not retain a compensation consultant in 2014.

        Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company's compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee's process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors, and for the appointment of new executives and new directors, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee's compensation consultant, including analyses of executive and director compensation paid at other companies considered to be comparable to the Company.

        A copy of the charter of the Compensation Committee can be located at the Company's corporate website at www.millennialmedia.com.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee currently consists of three directors, Ms. Millard and Messrs. Cormier and Tholen. Ms. Millard is the chairman of the Nominating and Corporate Governance Committee. The Board has determined that the composition of the Nominating and Corporate Governance Committee satisfies the applicable independence requirements under, and the functioning of the Nominating and Corporate Governance Committee complies with the applicable requirements of, NYSE listing requirements and SEC rules and regulations. The Nominating and Corporate Governance Committee met four times during the fiscal year ended December 31, 2014.

        The Nominating and Corporate Governance Committee's responsibilities include:

  •
  assessing the need for new directors and identifying individuals qualified to become directors;

  •
  recommending to the Board the persons to be nominated for election as directors and to each of the Board's committees;

  •
  assessing individual director performance, participation and qualifications;

  •
  developing and recommending to the Board corporate governance principles;

  •
  monitoring the effectiveness of the Board and the quality of the relationship between management and the Board; and

  •
  overseeing an annual evaluation of the Board's performance.

        A copy of the charter of the Nominating and Corporate Governance Committee can be located at the Company's corporate website at www.millennialmedia.com.

        The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company's stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Board considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors' overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors' independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for purposes of the NYSE listing standards. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates' qualifications and then selects a nominee for recommendation to the Board by majority vote.

        The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee, c/o Millennial Media, Inc., at the following address: 2400 Boston Street, Suite 300, Baltimore, MD 21224, Attn: Secretary. If a stockholder wishes the Committee to consider a director candidate for nomination at an annual meeting of the Company's stockholders, then the recommendation must be provided at least 90 days, but not more than 120 days, prior to the anniversary date of the mailing of the Company's proxy statement for the preceding year's annual meeting of stockholders. Submissions must include the name and address of the stockholder on whose behalf the submission is made, the number and class of shares of the Company that are owned beneficially by such stockholder as of the date of the submission, the full name of the proposed candidate, a description of the proposed candidate's business experience for at least the previous five years, complete biographical information for the proposed candidate, and a description of the proposed candidate's qualifications as a director. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Board or such director c/o Millennial Media, Inc., 2400 Boston Street, Suite 300, Baltimore, MD 21224, Attn: Secretary. Each communication must set forth the name and address of the stockholder on whose behalf the communication is sent and the number and class of shares of the Company that are owned beneficially by such stockholder as of the date of the communication.

        These communications will be reviewed by the Secretary of the Company, who will determine whether they should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider communications that contain advertisements or solicitations or are unduly hostile, threatening or similarly inappropriate. All communications directed to the Audit Committee in accordance with the Company's Open Door Policy for Reporting Complaints Regarding Accounting and Auditing Matters that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the Audit Committee.

        Any interested person may, however, communicate directly with the non-management directors. Persons interested in communicating directly with the non-management directors regarding their concerns or issues may do so by addressing correspondence to a particular director, or to the non-management directors generally, in care of Millennial Media, Inc. at 2400 Boston Street, Suite 300, Baltimore, MD 21224. If no particular director is named, letters will be forwarded, depending upon the subject matter, to the Chairman of the Audit, Compensation, or Nominating and Corporate Governance Committee.

CODE OF ETHICS

        The Company has adopted the Millennial Media Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on the Company's website at www.millennialmedia.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

CORPORATE GOVERNANCE GUIDELINES

        In 2012, the Board documented the governance practices followed by the Company by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company's business operations as needed and to make decisions that are independent of the Company's management. The guidelines are also intended to align the interests of directors and management with those of the Company's stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines were adopted by the Board to, among other things, reflect changes to the NYSE listing standards and SEC rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at www.millennialmedia.com.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the annual meeting. Ernst & Young LLP has served as the Company's independent registered public accounting firm since its audit of the Company's financial statements as of and for the year ended December 31, 2010. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither the Company's Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this matter has been approved.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

        The following table represents aggregate fees billed to the Company for the years ended December 31, 2014 and December 31, 2013 by Ernst & Young LLP, the Company's principal accountant.

	Year Ended December 31,
	2014	2013
	(in thousands)
Audit Fees(1)	$985	$961
Audit-Related Fees(2)	152	276
Tax Fees(3)	83	30
All Other Fees(4)	—	25

Total Fees	$1,220	$1,292

(1)
Audit fees consisted of audit work performed in the audit of our consolidated financial statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits or accounting consultations billed as audit services, and consents and assistance with and review of documents filed with the SEC.

(2)
Audit-related fees consist of fees related to assurance and related services that are reasonably related to the performance of the audit and review of our consolidated financial statements and which are not included under Audit Fees, such as employee benefit plan audits, due diligence in connection with acquisitions, accounting consultations and audits in connection with acquisitions, internal control reviews, attest services that are not required by statute or regulation, and consultation regarding financial accounting and reporting standards.

(3)
Tax fees include services related to the preparation or review of the U.S. federal, state and local tax returns, tax returns in overseas countries in which we do business, and other advisory and professional services.

(4)
All other fees consist of all other products and services provided by the independent registered public accounting firm that are not reflected in any of the previous three categories, such as research and use of online accounting research tools.

        The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant's independence.

        All services and fees described above were approved by the Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES

        The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company's independent registered public accounting firm, Ernst & Young LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, tax services and other permissible non-audit services up to specified amounts. Pre-approval may also be given as part of the Audit Committee's approval of the scope of the engagement of the independent auditor or on an explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee's members, including the Chairman of the Audit Committee, but any pre-approval decisions made pursuant to a delegation must be reported to the full Audit Committee at its next scheduled meeting.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE "FOR" PROPOSAL 2.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

        The following sets forth certain information with respect to our executive officers who are not directors as of April 24, 2015:

Matt Gillis, Age 42.

        Mr. Gillis has served as our President, Platform, since October 2014, and previously served as our Executive Vice President, Global Monetization Solutions, from April 2013 to October 2014, our Senior Vice President of Global Monetization Solutions from August 2011 to April 2013 and as our Senior Vice President of Business Development from August 2010 to August 2011. Before joining our company, from 2006 to August 2010, Mr. Gillis served as Executive Vice President of Publishing for Capcom Interactive, a mobile video game company, and from 2005 to 2006 he was Vice President of Business Development for Cosmic Infinity, a mobile video game developer, until its acquisition by Capcom Interactive. Earlier in his career, Mr. Gillis held managerial positions with Verizon Wireless and Bell Mobility. He received a B.A. degree from Wilfrid Laurier University.

Andrew Jeanneret, Age 50.

        Mr. Jeanneret has served as our Chief Financial Officer since August 2014 and previously served as our Chief Accounting Officer from October 2011 to August 2014. Prior to joining Millennial Media, Mr. Jeanneret served as VP of Finance and, later, CFO at Dialysis Corporation of America. He previously held senior level finance and accounting positions at Guilford Pharmaceuticals and Life Technologies, and was an auditor at the public accounting firm of Coopers & Lybrand, LLP. Mr. Jeanneret is a Certified Public Accountant. Mr. Jeanneret received a B.S. degree in Accounting from Boston College and an M.B.A. degree from The George Washington University.

Jason Kelly, Age 40.

        Mr. Kelly has served as the President of our Managed Media business since October 2014. Prior to joining Millennial Media, from September 2012 to September 2014 Mr. Kelly was CEO of Sociomantic Labs GmbH, an e-commerce company. From January 2012 to September 2012 Mr. Kelly was Head of Sales at Google, Inc., following its acquisition of Admeld, Inc., where Mr. Kelly was Chief Revenue Officer from October 2010 to December 2011. Mr. Kelly has also held executive sales management positions at Time Inc., RAPT (a Microsoft subsidiary) and Virgin America, Inc. Mr. Kelly received a B.S. degree from the University of North Dakota.

Ho Shin, Age 46.

        Mr. Shin has served as our General Counsel and Chief Privacy Officer since February 2011. From November 2008 to January 2011, Mr. Shin served as general counsel of Octagon Athletes and Personalities, an athlete representation, sports marketing and event marketing company. From January 2000 to July 2008, Mr. Shin served in several legal and business roles with Advertising.com and AOL, including as general counsel of Advertising.com beginning in 2006. He began his legal career with the law firm of Arnold & Porter LLP and later served as a trial attorney with the U.S. Department of Justice. Mr. Shin received a B.S. degree from the University of Maryland and a J.D. degree from Georgetown University.

Marc Theermann, Age 42.

        Mr. Theermann has served as our Executive Vice President of Business Strategy since June 2014. Prior to joining Millennial Media, Mr. Theermann was Head of Mobile Platform Sales at Google, Inc. from January 2011 until June 2014, where he was responsible for the commercialization of several Google properties, including DFP Mobile, the DoubleClick Advertising Exchange, and Admob. From January 2010 to December 2011, Mr. Theermann was Vice President of Mobile at Admeld, Inc. Mr. Theermann previously co-founded two wireless companies, YellowPepper Inc. and Everypoint Inc. Mr. Theermann holds a B.A. degree from Schiller University Heidelberg, an M.B.A. degree from Northeastern University and an M.I.M. degree from Thunderbird School of Global Management.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Company's common stock as of March 1, 2015 by: (i) each director; (ii) each of the executive officers and former executive officers named in the Summary Compensation Table; (iii) all currently serving executive officers and directors of the Company, as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

        The percentage ownership information shown in the table is based upon 138,990,651 shares of common stock outstanding as of March 1, 2015. This table is based upon information supplied by our officers, directors and principal stockholders.

        We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before April 30, 2015, which is 60 days after March 1, 2015. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

        Except as otherwise noted below, the address for persons listed in the table is c/o Millennial Media, Inc., 2400 Boston Street, Suite 300, Baltimore, Maryland 21224.

	Beneficial Ownership
Beneficial Owner	Number of Shares	Percent of Total
Principal Stockholders:
Entities affiliated with Columbia Capital(1)	11,297,902	8.1%
Brent Oxley(2)	10,562,389	7.6
Entities affiliated with Relay Ventures Fund I GP Inc.(3)	8,991,706	6.5
Entities affiliated with New Enterprise Associates, Inc.(4)	8,224,752	5.9
GrandBanks Capital Venture Fund II LP(5)	8,009,577	5.8
Named Executive Officers and Directors:
Michael Barrett(6)	1,854,405	1.3
Ernest Cormier(7)	1,592,349	1.1
Thomas Evans	57,245	*
Robert Goodman(8)	7,369,056	5.3
Jason Kelly	125,000	*
Patrick Kerins(9)	8,240,593	5.9
Ross Levinsohn	39,245	*
Wenda Harris Millard(10)	480,824	*
Paul Palmieri(11)	5,160,537	3.7
Marc Theermann(12)	123,275	*
James Tholen(13)	198,005	*
All current executive officers and directors as a group (13 persons)(14)	20,635,963	14.4

*
Represents beneficial ownership of less than 1%.

(1)
Consists of (i) 9,988,544 shares of common stock held of record by Columbia Capital Equity Partners IV (QP), L.P.; (ii) 1,228,961 shares of common stock held of record by Columbia Capital Equity Partners IV (QPCO), L.P.; and (iii) 80,397 shares of common stock held of record by Columbia Capital Employee Investors IV, L.P. Columbia Capital Equity Partners IV, L.P. is the general partner of Columbia Capital Equity Partners IV (QP) and Columbia Capital Equity Partners IV (QPCO), L.P. Columbia Capital IV, LLC is the general partner of Columbia Capital Equity Partners IV, L.P. and Columbia Capital Employee Investors IV, L.P. Columbia Capital IV, LLC has sole voting and investment power over the shares held directly and indirectly by the entities of which it is the general partner as described above. James B. Fleming, Jr. controls Columbia Capital IV, LLC. As a result, Mr. Fleming exercises voting and investment control over all the shares held by Columbia Capital Equity Partners IV (QP), L.P., Columbia Capital Equity Partners IV (QPCO), L.P. and Columbia Capital Employee Investors IV, L.P. and may be deemed to have beneficial ownership over all those shares. The address for these entities is 201 North Union Street, Suite 301, Alexandria, VA 22314.

(2)
Based on information set forth in a Schedule 13G/A filed with the SEC on August 14, 2014. The address for Mr. Oxley is 200 Congress Avenue, Suite 44K, Austin, TX 78701.

(3)
Consists of 8,010,662 shares of common stock held of record by Relay Ventures Fund I LP and 981,044 shares of common stock held of record by Relay Ventures Offshore Fund I LP. Relay Ventures Fund I GP Inc. is the general partner of Relay Ventures Fund I LP and the general partner of Relay Ventures Offshore Fund I LP. John Albright, Tawfiq Arafat, Kevin Talbot and Jeannette Wiltse, in their capacities as directors of Relay Ventures Fund I GP, Inc., share voting and dispositive power over the securities held by these entities. The address for these entities is 333 Bay Street, Suite 600, Toronto, Ontario, Canada M5H 2R2. Includes 1,269,261 shares of Relay Ventures Fund I LP Inc. and 157,353 shares of Relay Ventures Offshore Fund I LP, respectively, held in escrow as security for certain indemnification obligations of the Nexage securityholders under the terms of the Amended and Restated Agreement and Plan of Merger, dated October 31, 2014, governing the Company's acquisition of Nexage and a related Escrow Agreement. Unless required to be returned to the Company under the terms and conditions of the Amended and Restated Agreement and Plan of Merger and the Escrow Agreement, these shares are eligible for release from escrow on March 4, 2016.

(4)
Consists of 8,196,614 shares of common stock held of record by New Enterprise Associates 13, L.P. ("NEA13") and 28,138 shares of common stock held of record by NEA Ventures 2009, L.P. ("Ven 2009"). The shares directly held by NEA 13 are indirectly held by NEA Partners 13, L.P. ("NEA Partners 13"), the sole general partner of NEA 13, NEA 13 GP, LTD ("NEA 13 LTD"), the sole general partner of NEA Partners 13 and each of the individual Directors of NEA 13 LTD. The individual Directors (collectively, the "Directors") of NEA 13 LTD are M. James Barrett, Peter J. Barris, Forest Baskett, Ryan D. Drant, Patrick J. Kerins (a member of our board of directors), Krishna "Kittu" Kolluri, David M. Mott, Scott D. Sandell, Ravi Viswanathan and Harry R. Weller. The shares directly held by Ven 2009 are indirectly held by Karen P. Welsh, the general partner of Ven 2009. NEA 13, NEA Partners 13, NEA 13 LTD and the Directors share voting and dispositive power with regard to the shares directly held by NEA 13. Karen P. Welsh, the general partner of Ven 2009, holds voting and dispositive power over the shares held by Ven 2009. Mr. Kerins does not have voting or dispositive power with respect to the shares held by Ven 2009. All indirect holders of the above referenced shares disclaim beneficial ownership of all applicable shares except to the extent of their actual pecuniary interest therein. The principal business address of New Enterprise Associates, Inc. is 1954 Greenspring Drive, Suite 600, Timonium, MD 21093.

(5)
GrandBanks Capital II LP is the general partner of GrandBanks Capital Venture Fund II LP. Timothy J. Wright and Charles R. Lax are managers of GrandBanks Capital GP II LLC, the general partner of GrandBanks Capital II LP, and have voting and dispositive power of the securities held by this entity. The principal address for these entities is 65 Williams Street, Suite 330, Wellesley, MA 02461. Includes 1,271,621 shares held in escrow as security for certain indemnification obligations of the Nexage securityholders under the terms of the Amended and Restated Agreement and Plan of Merger, dated October 31, 2014, governing the Company's acquisition of Nexage and a related Escrow Agreement. Unless required to be returned to the Company under the terms and conditions of the Amended and Restated Agreement and Plan of Merger and the Escrow Agreement, these shares are eligible for release from escrow on March 4, 2016.

(6)
Consists of 744,693 shares of common stock held directly, 359,712 restricted stock units that were scheduled to vest within 60 days of March 1, 2015 and 750,000 shares of common stock underlying options that were vested and exercisable within 60 days of March 1, 2015.

(7)
Consists of shares of common stock underlying options that were vested and exercisable within 60 days of March 1, 2015.

(8)
Consists of (i) 44,950 shares held directly, (ii) 15,625 restricted stock units that were scheduled to vest within 60 days of March 1, 2015, (iii) 413,145 shares of common stock held by NB Group, LLC, an entity for which Mr. Goodman serves as Managing Member, over which he has shared voting power and dispositive power with Jane Sarah Lipman (iv) 4,844,548 shares of common stock held of record by Bessemer Venture Partners VI L.P.; (v) 1,960,298 shares of common stock held of record by Bessemer Venture Partners Co-Investment L.P.; (vi) 85,274 shares of common stock held of record by Bessemer Venture Partners VI Institutional L.P. and (vi) 5,216 shares of common stock held of record by Deer VI & Co. LLC. Deer VI & Co. LLC is the general partner of each of Bessemer Venture Partners VI L.P., Bessemer Venture Partners Co-Investment L.P. and Bessemer Venture Partners VI Institutional L.P. (collectively referred to as the "BVP Funds," and together with Deer VI & Co. LLC, the "BVP Entities"), and may be deemed to have voting and dispositive power over the shares held by the BVP Funds. J. Edmund Colloton, David J. Cowan, Mr. Goodman, Jeremy S. Levine and Robert M. Stavis are the executive managers of Deer VI & Co. LLC. Investment and voting decisions with respect to the shares held by the BVP Entities are made by the executive managers of Deer VI & Co. LLC acting as an investment committee. No stockholder, partner, director, officer, manager, member, or employee of Deer VI & Co. LLC has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of any shares held by the BVP entities. The address for the BVP Entities is c/o Bessemer Venture Partners, 1865 Palmer Avenue, Suite 104, Larchmont, NY 10538.

(9)
Consists of 28,354 shares held directly and 15,625 restricted stock units that were scheduled to vest within 60 days of March 1, 2015, as well as the shares held by NEA13 as described in footnote (4) above.

(10)
Consists of 28,354 shares held directly, 15,625 restricted stock units that were scheduled to vest within 60 days of March 1, 2015, and 436,845 shares of common stock underlying options that were vested and exercisable within 60 days of March 1, 2015.

(11)
Consists of 4,574,104 shares of common stock held directly by Mr. Palmieri and 10,000 shares of common stock underlying options that were vested and exercisable within 60 days of March 1, 2015, as well as 586,433 shares of common stock held directly by The Paul Palmieri 2010 Grantor Retained Annuity Trust.

(12)
Consists of 82,650 shares of common stock held directly, and 40,625 shares of common stock underlying options that were vested and exercisable within 60 days of March 1, 2015.

(13)
Consists of 28,354 shares held directly, 15,625 restricted stock units that were scheduled to vest within 60 days of March 1, 2015, and 154,026 shares of common stock underlying options that were vested and exercisable within 60 days of March 1, 2015.

(14)
Includes shares described in footnotes (6) through (13) above, as applicable, but excludes shares held by Mr. Palmieri, who is no longer an executive officer or director of the Company. Also includes shares which other executive officers of the Company have the right to acquire within 60 days after March 1, 2015 pursuant to outstanding options and restricted stock units, as follows: Matt Gillis, 263,922 shares; Andrew Jeanneret, 90,625 shares; and Ho Shin, 122,421 shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2014, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

2014 SUMMARY COMPENSATION TABLE

        The following table shows, for the years ended December 31, 2014 and 2013, compensation awarded to or paid to, or earned by, the individuals who served as the Company's Chief Executive Officer during 2014 and its two other most highly compensated executive officers at December 31, 2014 (collectively, the "Named Executive Officers" or "NEOs").

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	All Other Compensation ($)		Total(5) ($)
Paul Palmieri,	2014	70,012	—	—	—	10,907	(7)	80,919
Former President and Chief Executive Officer(6)	2013	343,688	210,000	1,014,400	2,953,431	29,970	(7)	4,551,489
Michael Barrett,	2014	467,014	360,000	3,355,000	5,351,577	—		9,533,591
President and Chief Executive Officer(8)
Jason Kelly,	2014	87,879	112,345	873,000	154,396	2,197	(10)	1,229,817
President of Managed Media(9)
Marc Theermann,	2014	182,812	115,000	2,559,250	421,564	4,570	(12)	3,283,196
Executive Vice President of Business Strategy(11)

(1)
Amounts in this column reflect base salary for each of the NEOs, including any salary contributed by the NEO to our 401(k) plan. For the years ended December 31, 2014 and 2013, we made matching contributions of 50% of the first 5% of employee contributions to the 401(k) plan, and such amounts are reflected in the "All Other Compensation" column.

(2)
See "Narrative to Summary Compensation Table—Annual Bonus" below for additional information on our bonus program.

(3)
Amounts in this column represent the grant date fair value, calculated in accordance with ASC Topic 718, of restricted stock units, or RSUs, issued to the NEO during the indicated year that are subject to time-based vesting. Unlike the calculations contained in our financial statements, this calculation does not give effect to any estimate of forfeitures related to service-based vesting, but assumes that the executive will perform the requisite service for the award to vest in full.

(4)
Amounts in this column reflect the full grant date fair value for options granted during the indicated year, as measured pursuant to ASC Topic 718, as stock-based compensation in our consolidated financial statements. Unlike the calculations contained in our financial statements, this calculation does not give effect to any estimate of forfeitures related to service-based vesting, but assumes that the executive will perform the requisite service for the award to vest in full. This column reflects the aggregate grant date fair values for all option awards granted during the fiscal year. Assumptions used in the calculation of these amounts are included in Note 8 to the Company's audited financial statements for the year ended December 31, 2013, included in the Company's 2013 Annual Report on Form 10-K filed with the SEC on March 3, 2014, with respect to grants awarded in 2013, and in Note 8 to the Company's audited financial statements for the year ended December 31, 2014, included in the Company's 2014 Annual Report on Form 10-K filed with the SEC on March 11, 2015, with respect to grants awarded in 2014.

(5)
The dollar values in this column for each NEO represent the sum of all compensation referenced in the preceding columns.

(6)
Mr. Palmieri served as an executive officer and also as a member of our board of directors for all of 2013 and part of 2014, but did not receive any additional compensation in his capacity as a director. He is no longer an executive officer or director of the Company effective as of January 25, 2014.

(7)
For 2014 and 2013, the amount consists of $1,390 and $7,200, respectively, for the cost of secondary office space, $8,100 and $26,395, respectively, for costs associated with a business club relationship, and $1,417 and $6,375, respectively, in 401(k) plan matching contributions.

(8)
Mr. Barrett joined our company and became Chief Executive Officer in January 2014.

(9)
Mr. Kelly joined our company in October 2014 and became an executive officer later in October 2014.

(10)
Consists of $2,197 in 401(k) plan matching contributions.

(11)
Mr. Theermann joined our company in June 2014 and became an executive officer in October 2014.

(12)
Consists of $4,570 in 401(k) plan matching contributions.

NARRATIVE TO SUMMARY COMPENSATION TABLE

        We review compensation annually for all employees, including our executives. We do not target a specific mix of compensation among base salary, bonus or long-term incentives. The Compensation Committee typically reviews and discusses management's proposed compensation with the chief executive officer for all executives other than the chief executive officer. Based on those discussions and in its sole discretion, the Compensation Committee then determines, without management present, the compensation for each executive officer. The Compensation Committee also retains the discretion and authority to adjust compensation for executives at any time during the year as it deems appropriate.

        Annual Base Salary.    Other than Mr. Palmieri, all of our other NEOs joined the Company in 2014. In January 2014, the Compensation Committee, as well as the full Board, approved the overall compensation package for Mr. Barrett, which included an annual base salary of $500,000. The base salaries for each of Mr. Theermann and Mr. Kelly were negotiated in their employment offers prior to being appointed as executive officers.

        Annual Bonus.    In January 2014, our chief executive officer presented to the Compensation Committee, and the Compensation Committee approved, an employee cash bonus program for 2014, or our 2014 bonus program, for all of our bonus-eligible employees, including our executive officers. Our 2014 bonus program was designed to reward individual performance, as well as company-wide achievement of specified levels of GAAP revenue and earnings before interest, income taxes, depreciation and amortization, adjusted to eliminate goodwill and intangible asset impairment charges, non-cash stock-based compensation expense and expenses related to acquisitions, such as costs for services of lawyers, investment bankers, accountants, and other third parties and acquisition related severance costs, bonuses, retention bonuses and accrual of retention payments that represent contingent compensation to recognized as expense over a requisite service period ("AEBITDA"). We believed that these metrics would be key measurements of our success in 2014 and would most directly influence stockholder value.

        The Compensation Committee approved Mr. Barrett's target bonus amount (80%) in connection with his overall compensation package. Target bonus amounts for Mr. Theermann (70%) and Mr. Kelly (80%) were also negotiated in their employment offers prior to being appointed as executive officers.

        The 2014 bonus program, as applicable to the NEOs, operated as a pool. The pool would not have been funded unless we achieved a specified percentage of our revenue target, and a specified AEBITDA level. Our financial targets for the 2014 bonus program were adjusted by the Compensation Committee in May 2014, which the Compensation Committee determined was necessary due to significant changes in market and industry factors impacting the Company's 2014 performance and outlook, and necessary for employee retention purposes. At the minimum revenue and AEBITDA achievement levels, the pool was to be funded at a 50% payout for these components; at the target achievement levels, the pool was to be funded at a 100% payout for these components; and at the maximum achievement levels, the pool was to be funded at a 150% payout for these components. The pool size scaled linearly between these points.

        In addition to revenue and AEBITDA achievement, a portion of the bonus payout for each NEO other than the chief executive officer was based upon individual performance metrics to be determined by the chief executive officer in his discretion and approved by the compensation committee. In making his recommendation about the individual executive bonuses other than his own, our chief executive officer reviewed each executive's performance with respect to leadership, business leverage, results and teamwork. For leadership, he considered the executive's ability to inspire others to achieve our shared objectives. For business leverage, he considered the executive's productivity. For results, he considered the executive's span of control, scope of responsibility and overall contribution to achievement of our goals. For teamwork, he considered the executive's ability to cooperate and build relationships with others to support our overall executive team in achieving its objectives. Our chief executive officer's recommendations are generally based on his overall subjective assessment of the individual's performance, with no single factor being determinative in his recommendation.

        In the first quarter of 2015, the Compensation Committee reviewed our performance against our corporate performance metrics, as adjusted during the course of the year, determined the funding of the bonus pool, and made its final discretionary bonus determinations. Based on the considerations described above, and in recognition of significant achievements and contributions by each executive during the year, the Compensation Committee determined that the bonus pool would be funded, and bonuses for each of our NEOs would be paid out as follows: Mr. Barrett, $360,000; Mr. Kelly, $112,345 and Mr. Theermann, $115,000.

        Equity Compensation.    In January 2014, as part of his overall compensation package, our compensation committee approved grants to Mr. Barrett of a stock option to purchase 1,500,000 shares of common stock at an exercise price of $6.71, and an RSU for 500,000 shares. The stock option vests in twelve equal quarterly installments over a four-year period, with the first installment vesting on March 31, 2015, and the remaining eleven installments vesting quarterly thereafter on the last day of June, September, December and March, such that the option will be fully vested on December 31, 2017, subject to Mr. Barrett's continuous employment through each vesting date, and subject to accelerated vesting in specified circumstances. The RSU award vested quarterly during 2014, such that the RSUs were 100% vested on December 31, 2014.

        In June 2014, in connection with him joining our company, our compensation committee approved grants to Mr. Theermann of a stock option to purchase 150,000 shares of common stock at an exercise price of $4.99, as well as RSUs for a total of 475,000 shares. The stock option vests over a four-year period, with 25% vesting on June 9, 2015 and the remainder ratably thereafter until the award is fully vested on June 9, 2018, subject to Mr. Theermann's continuous employment through each vesting date, and subject to accelerated vesting in specified circumstances. One RSU award for 150,000 shares vests over a four-year period with 25% of the award vesting on June 9, 2014 and the remainder vesting in equal quarterly installments until the award is fully vested on June 9, 2018, subject to Mr. Theermann's continuous employment through each vesting date, and subject to accelerated vesting in specified circumstances. The other RSU award for 325,000 shares vests over a two-year period with 1/8th vesting on September 9, 2014 and the remainder vesting in equal quarterly installments until the award is fully vested on June 9, 2016, subject to Mr. Theermann's continuous employment through the vesting date, and subject to accelerated vesting in specified circumstances.

        During the course of 2014, the compensation committee determined that a company-wide equity refresh program was necessary for employee retention purposes. In September 2014, our compensation committee approved an RSU award to Mr. Theermann for 100,000 shares. The award vests over a two-year period with 50% vesting on September 15, 2015 and the remainder vesting in equal quarterly installments thereafter until the award is fully vested on September 15, 2016, subject to Mr. Theermann's continuous employment through each vesting date, and subject to accelerated vesting in specified circumstances.

        In October 2014, in connection with him joining our company, our compensation committee approved grants to Mr. Kelly of a stock option to purchase 150,000 shares of common stock at an exercise price of $1.94, as well as RSUs for a total of 450,000 shares. The stock option vests over a four-year period, beginning on October 13, 2014, with 25% of the award vesting on October 13, 2015, and the remainder vesting in equal monthly installments thereafter until the award is fully vested on October 13, 2018, subject to Mr. Kelly's continuous employment through each vesting date, and subject to accelerated vesting in specified circumstances. One RSU award for 150,000 shares vests over a four-year period with 25% of the award vesting on October 13, 2015 and the remainder vesting in equal quarterly installments thereafter until the award is fully vested on October 13, 2018, subject to Mr. Kelly's continuous employment through each vesting date, and subject to accelerated vesting in specified circumstances. The other RSU award for 300,000 shares vests over a two-year period with 50% of the award vesting on October 13, 2015 and the remainder vesting in equal quarterly installments until the award is fully vested on October 13, 2016, subject to Mr. Kelly's continuous employment through each vesting date, and subject to accelerated vesting in specified circumstances.

        In January 2015, our board approved a new RSU grant to Mr. Barrett for 1,438,849 shares, in accordance with the provisions of his employment agreement. Under his employment agreement, Mr. Barrett is entitled, subject to the achievement of specified performance goals as established and determined by the Company in its sole discretion, to receive additional RSUs annually with a value of up to $2.0 million. The RSU award granted in January 2015 vests in four equal quarterly installments on each of April 28, 2015, July 28, 2015, October 28, 2015, and January 28, 2016, subject to Mr. Barrett's continuous employment through each vesting date, and subject to accelerated vesting in specified circumstances. In addition, in January 2015, the Board granted a stock option to Mr. Barrett to purchase 1,000,000 shares of common stock at an exercise price of $1.39 per share. The stock option was vested as to 500,000 shares on January 28, 2015, the date of grant, with the remainder vesting in equal quarterly installments thereafter beginning on April 28, 2015 and ending on January 28, 2016, subject to Mr. Barrett's continuous service with the Company as of each vesting date, and subject to accelerated vesting in specified circumstances.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table provides information about outstanding stock options and RSUs held by each of our NEOs at December 31, 2014.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2014

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Mr. Palmieri	10,000	—		0.74	5/1/15
						17,985	(4)	28,776	(10)
Mr. Barrett	—	1,500,000	(1)	6.71	1/25/24
Mr. Kelly	—	150,000	(2)	1.94	10/28/24
						150,000	(5)	240,000	(10)
						300,000	(6)	480,000	(10)
Mr. Theermann	—	150,000	(3)	4.99	6/30/24
						150,000	(7)	240,000	(10)
						243,750	(8)	390,000	(10)
						100,000	(9)	160,000	(10)

(1)
This option vests in 12 equal quarterly installments over a four-year period, with the first installment vesting on March 31, 2015 and the remaining 11 installments vesting quarterly thereafter on the last day of June, September, December and March until the award is fully vested on December 31, 2017.

(2)
This option vests over a four-year period, beginning on October 13, 2014, with 25% of the award vesting on October 13, 2015 and the remainder vesting ratably thereafter on a monthly basis until the award is fully vested on October 13, 2018.

(3)
This option vests over a four-year period, beginning on June 9, 2014, with 25% of the award vesting on June 9, 2015 and the remainder vesting ratably thereafter on a monthly basis until the award is fully vested on June 9, 2018.

(4)
As set forth in Mr. Palmieri's Separation Agreement dated as of January 25, 2014, his unvested RSUs vested in four equal quarterly installments on May 1, 2014, August 1, 2014, November 1, 2014, and February 1, 2015, such that all RSUs were fully vested on February 1, 2015. The amounts shown in the table are the installments that vested on February 1, 2015.

(5)
The RSU award vests over a four-year period with 25% of the award vesting on October 13, 2015 and the remainder vesting in equal quarterly installments thereafter until the award is fully vested on October 13, 2018.

(6)
The RSU award vests over a two-year period with 50% of the award vesting on October 13, 2015 and the remainder vesting in equal quarterly installments until the award is fully vested on October 13, 2016.

(7)
The RSU award vests over a four-year period with 25% of the award vesting on June 9, 2015 and the remainder vesting in equal quarterly installments thereafter until the award is fully vested on June 9, 2018.

(8)
The RSU award vests over a two-year period with 1/8th vesting on September 9, 2014 and the remainder vesting in equal quarterly installments until the award is fully vested on June 9, 2016.

(9)
The RSU award vests over a two-year period with 50% vesting on September 15, 2015 and the remainder vesting in equal quarterly installments thereafter until the award is fully vested on September 15, 2016.

(10)
Represents the market value of the unvested RSUs as of December 31, 2014, based on the December 31, 2014 closing price of our common stock of $1.60 per share, on the New York Stock Exchange.

POTENTIAL PAYMENTS AND ACCELERATION OF EQUITY UPON TERMINATION OR IN CONNECTION WITH A CHANGE IN CONTROL

  Severance Arrangements

        We have entered into employment agreements with each of our NEOs that contain severance provisions. These agreements provide that if the NEO is terminated by us without cause, and other than as a result of death or disability, or resigns for good reason, he will receive (i) continuation of base salary for six months (or twelve months in the case of Mr. Barrett), and (ii) payment of that portion of healthcare premiums that we were paying prior to the effective date of termination for up to six months (or twelve months in the case of Mr. Barrett), in each case subject to the NEO signing a general release of claims in favor of our company.

        For purposes of these agreements, the term "cause" generally means a variation of the following:

  •
  the NEO's commission, conviction of, or plea of nolo contendere to, a felony or crime involving fraud or moral turpitude;

  •
  the NEO's willful or wrongful act or omission which results in material harm to our company;

  •
  the NEO's willful violation of any material company policy that has, prior to any alleged violation, been communicated in writing to the NEO and which results in material harm to our company;

  •
  the NEO's material breach of any written agreement between the NEO and us which results in material harm to our company;

  •
  the NEO's continuing conduct that demonstrates gross unfitness to serve, as determined by the Board or which directly and immediately threatens us with material liability or to material disrepute; or

  •
  certain breaches of fiduciary duty by the NEO.

        For purposes of these agreements, the term "good reason" generally means a variation of the following, without the NEO's consent:

  •
  a material diminution of the NEO's authority, responsibilities or duties, provided that the acquisition of the Company and subsequent conversion of the Company to a division or unit of the acquiring company will not by itself result in a diminution of the NEO's responsibilities or duties;

  •
  certain reductions in the NEO's base salary;

  •
  certain relocations of the Company's offices or our requiring the NEO to be based outside of certain offices; or

  •
  a material breach of the employment agreement by us.

        Notwithstanding the foregoing, any actions we take to accommodate a disability of the NEO or pursuant to the Family and Medical Leave Act shall not be "good reason" for purposes of the agreement. Additionally, before the NEO may terminate employment for "good reason," the NEO must provide our board of directors with reasonable written notice, setting forth the reasons that the NEO believes exist that give rise to the "good reason," and we must fail to cure the alleged "good reason" within a specified time period after receipt of such notice.

        Mr. Palmieri's employment with us terminated pursuant to the terms of a Separation Agreement dated as of January 25, 2014. Mr. Palmieri also entered into a Consulting Agreement with us dated as of January 25, 2014. Under the terms of these agreements, Mr. Palmieri agreed to continue to provide services to us as a consultant and advisor through February 1, 2015. In exchange for providing such services, we agreed to pay Mr. Palmieri his 2013 executive bonus in the amount that would have been due to him if he had remained employed by us through the date of payment of such bonus, as determined by the Compensation Committee. Under the Separation Agreement and the Consulting Agreement, we also agreed to pay additional healthcare premiums under certain circumstances, and to modify the vesting schedule of Mr. Palmieri's currently outstanding restricted stock units so that they would vest over the term of the Consulting Agreement. The restricted stock units were fully vested as of February 1, 2015, the end of the term of the Consulting Agreement.

  Equity Awards

        In addition to the severance arrangements described above, each of our NEOs also holds unvested equity awards that, pursuant to the terms of the awards or the applicable employment agreement, would vest upon the occurrence of certain events.

  Unvested RSUs—Paul Palmieri

        In connection with the termination of Mr. Palmieri's employment, the vesting of his RSUs was accelerated according to the terms of his Separation Agreement, which provides that all his unvested RSUs are scheduled to vest in four equal quarterly installments on May 1, 2014, August 1, 2014, November 1, 2014, and February 1, 2015, such that all outstanding RSUs shall be fully vested on February 1, 2015.

  Unvested RSUs—Michael Barrett

        In January 2014, Mr. Barrett received an RSU award in connection with the commencement of his employment, which was fully vested as of December 31, 2014. In January 2015, Mr. Barrett received an additional RSU award. Under the terms of the 2015 RSU award, 50% of the then-unvested portion would accelerate upon a change in control, subject to Mr. Barrett's continuous service with us as of immediately prior to the closing of the change in control. In addition, 100% of the then-unvested portion of the RSU award would accelerate in the event that Mr. Barrett is terminated by us without cause, or he resigns from his employment for good reason, in either case, within two months prior to, as of, or within 12 months after the date that such change in control has been consummated.

  Unvested RSUs—Jason Kelly

        In October 2014, Mr. Kelly received two RSU awards in connection with the commencement of his employment. Under the terms of each of these RSU awards and Mr. Kelly's employment agreement, 50% of the then-unvested portion would accelerate upon a change in control, subject to Mr. Kelly's continuous service with us as of immediately prior to the closing of the change in control. In addition, 100% of the then-unvested portion of each of the RSU awards would accelerate in the event that Mr. Kelly is terminated by us without cause, or he resigns from his employment for good reason, in either case, within one month prior to, as of, or within 12 months after the date that such change in control has been consummated.

  Unvested RSUs—Marc Theermann

        In June 2014, Mr. Theermann received two RSU awards in connection with the commencement of his employment. In September 2014, Mr. Theermann received an additional RSU award. Under the terms of each of these RSU awards (and Mr. Theermann's employment agreement in the case of the June awards), 50% of the then-unvested portion (or 100% in the case of the June award for 325,000 shares) would accelerate upon a change in control, subject to Mr. Theermann's continuous service with us as of immediately prior to the closing of the change in control. In addition, 100% of the then-unvested portion of each of the RSU awards would accelerate in the event that Mr. Theermann is terminated by us without cause, or he resigns from his employment for good reason, in either case, within one month prior to, as of, or within 12 months after the date that such change in control has been consummated. Further, if Mr. Theermann is terminated without cause, Mr. Theermann will be entitled to acceleration of 100% of the then-unvested shares of stock under the June award for 325,000 shares, and 50% of the then-unvested shares of stock under the June award for 150,000 shares.

  Stock Option Grants

  Unvested Stock Options—Paul Palmieri

        On November 27, 2013, Mr. Palmieri was granted an option to purchase 900,000 shares of our common stock, which was scheduled to vest over four years, with 25% vesting on the anniversary of the date of grant and the remaining 75% vesting in equal monthly installments through November 27, 2017. Under the terms of the grant, Mr. Palmieri was entitled to acceleration of vesting of 50% of the then-unvested portion upon a change in control and acceleration of vesting of 100% of the then-unvested portion in the event that Mr. Palmieri was terminated by us without cause, or he resigned from his employment for good reason, in either case, within one month prior to, as of, or within 12 months after the date that such change in control was consummated. These options were forfeited and cancelled under the terms of Mr. Palmieri's Separation Agreement.

  Unvested Stock Options—Michael Barrett

        Under the stock option grant notice for an option to purchase 1,500,000 shares of our common stock granted on January 25, 2014 and the terms of his employment agreement, Mr. Barrett is entitled to acceleration of vesting of 50% of the then-unvested portion upon a change in control and acceleration of vesting of 100% of the then-unvested portion in the event that Mr. Barrett is terminated by us without cause, or he resigns from his employment for good reason, in either case, within two months prior to, as of, or within 12 months after the date that such change in control has been consummated. Further, if Mr. Barrett is terminated without cause or if he resigns for good reason, Mr. Barrett will be entitled to acceleration of the then-unvested shares of stock under the option award of 50% if the termination or resignation is on or prior to January 25, 2016, and 100% if it is after January 25, 2016. Under the stock option grant notice for an option to purchase 1,000,000 shares of our common stock granted on January 28, 2015, Mr. Barrett is entitled to acceleration of vesting of 50% of the then-unvested portion upon a change in control and acceleration of vesting of 100% of the then-unvested portion in the event that Mr. Barrett is terminated by us without cause, or he resigns from his employment for good reason, in either case, within two months prior to, as of, or within 12 months after the date that such change in control has been consummated.

  Unvested Stock Options—Jason Kelly

        Under the stock option grant notice for an option to purchase 150,000 shares of our common stock granted on October 28, 2014 and the terms of his employment agreement, Mr. Kelly is entitled to acceleration of vesting of 50% of the then-unvested portion upon a change in control and acceleration of vesting of 100% of the then-unvested portion in the event that Mr. Kelly is terminated by us without cause, or he resigns from his employment for good reason, in either case, within one month prior to, as of, or within 12 months after the date that such change in control has been consummated.

  Unvested Stock Options—Marc Theermann

        Under the stock option grant notice for an option to purchase 150,000 shares of our common stock granted on June 30, 2014 and the terms of his employment agreement, Mr. Theermann is entitled to acceleration of vesting of 50% of the then-unvested portion upon a change in control and acceleration of vesting of 100% of the then-unvested portion in the event that Mr. Theermann is terminated by us without cause, or he resigns from his employment for good reason, in either case, within one month prior to, as of, or within 12 months after the date that such change in control has been consummated. Further, if Mr. Theermann is terminated without cause or if he resigns for good reason, Mr. Theermann will be entitled to acceleration of 50% of the then-unvested shares of stock under the option grant.

DIRECTOR COMPENSATION

        The following table shows for the fiscal year ended December 31, 2014 certain information with respect to the compensation of all non-employee directors of the Company that served during 2014. Paul Palmieri, our former President and Chief Executive Officer, and Michael Barrett, our current President and Chief Executive Officer, each also served as a director during the year ended December 31, 2014 but did not receive any additional compensation for his services as a director. Messrs. Palmieri's and Barrett's compensation as an executive officer for the year ended December 31, 2014 is set forth above under "Executive Compensation—2014 Summary Compensation Table."

DIRECTOR COMPENSATION FOR YEAR ENDED DECEMBER 31, 2014

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Unit Awards ($)(1)(2)	Total ($)
George Bell(3)	10,417	—	10,417
Ernest Cormier	2,083	200,000	202,083
Thomas Evans	27,569	200,000	227,569
Robert P. Goodman	30,000	100,000	130,000
Patrick J. Kerins	35,000	100,000	135,000
Ross Levinsohn	26,736	200,000	226,736
Alan MacIntosh(4)	21,250	100,000	121,250
John D. Markley, Jr.(3)	14,583	100,000	114,583
Wenda Harris Millard	28,750	100,000	128,750
James A. Tholen	48,750	100,000	148,750

(1)
Amounts in this column represent the fair value, as of the date of grant, of RSUs issued to the director during 2014 that are subject to time-based vesting. Unlike the calculations contained in our financial statements, this calculation does not give effect to any estimate of forfeitures related to service-based vesting, but assumes that the director will continue in service for the requisite time period required for the award to vest in full. Assumptions used in the calculation of these amounts are included in Note 8 to the Company's audited financial statements for the year ended December 31, 2014, included in the Company's 2014 Annual Report on Form 10-K filed with the SEC on March 11, 2015.

(2)
The amounts reported in the table above for these awards may not represent the amounts that the director will actually realize from the awards. The extent to which a director realizes value will depend on the future prices of the Company's common stock.

(3)
Each of Messrs. Bell and Markley's service as directors ended effective as of the end of the 2014 Annual Meeting held on May 29, 2014, and the annual retainer fee paid to each of them was pro-rated based on his time of service.

(4)
Mr. MacIntosh's service as a director ended effective as of August 31, 2014, and the annual retainer fee paid to his was pro-rated based on his time of service.

        The table below shows the aggregate number of stock options and RSUs outstanding as of December 31, 2014 for each of our non-employee directors who served during the year ended December 31, 2014:

Name	Aggregate Option Awards Outstanding (#)	Aggregate RSU Awards Outstanding (#)
George Bell	—	—
Ernest Cormier	1,921,343	129,870
Thomas Evans	—	27,739
Robert Goodman	—	13,755
Patrick Kerins	—	13,755
Ross Levinsohn	—	27,739
Alan MacIntosh	—	—
John Markley, Jr.	—	—
Wenda Harris Millard	436,845	13,755
James Tholen	154,026	13,755

NARRATIVE TO DIRECTOR COMPENSATION TABLE

        Under our non-employee director compensation policy, we pay our non-employee directors an annual retainer of $25,000, in four equal quarterly installments on the last day of each calendar quarter. In addition, we pay the Chairman of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee an annual retainer of $20,000, $10,000, and $7,500, respectively, in four equal quarterly installments on the last day of each calendar quarter. Other members of the Audit, Compensation, and Nominating and Corporate Governance Committees are paid annual retainers of $10,000, $5,000, and $3,750, respectively, in four equal quarterly installments on the last day of each calendar quarter.

        In addition to cash retainers, we grant to each new director an RSU award under the 2012 Plan for a number of shares equal to $200,000 divided by the closing price of our common stock on the date of grant. The RSU award will vest as to one-third of the underlying shares on the first anniversary of the date of grant, and the remaining two-thirds will vest in eight equal quarterly installments thereafter. For continuing directors, we grant an RSU award on each January 1, except that any new director will not receive this annual RSU grant until he or she has been serving as a director for 12 months prior to the January 1 annual RSU grant. This annual RSU grant will be for a total number of shares equal to $100,000 divided by the closing price of our common stock on the date of grant and will vest in four equal quarterly installments beginning three months after the date of grant.

        In January 2014, each of our non-employee directors who had been serving for at least 12 months received a grant of 13,755 RSUs in accordance with our non-employee director compensation policy. The RSU award vested in four equal quarterly installments through January 1, 2015.

        In February 2014, Mr. Evans and Mr. Levinsohn were appointed as members of our Board, Mr. Evans to serve as a Class III director whose term will expire at the 2015 Annual Meeting of Stockholders, and Mr. Levinsohn to serve as a Class I director whose term will expire at the 2016 Annual Meeting of Stockholders. In connection with their appointments to the Board, each of Messrs. Evans and Levinsohn received an initial equity award of 27,739 RSUs in accordance with our non-employee director compensation policy. Each RSU award vested as to one-third of the underlying shares after one year, on February 17, 2015, with the remainder vesting in eight equal quarterly installments thereafter, subject to each director's continuous service on the Board as of the applicable vesting date, and subject to accelerated vesting in specified circumstances. Messrs. Evans and Levinsohn will also each receive additional compensation in accordance with our non-employee director compensation policy described above.

        In connection with the acquisition of Nexage in December 2014, the Company assumed the Nexage options held by Mr. Cormier. Of the assumed options, options to purchase 1,593,349 shares of our common stock were fully vested and exercisable upon the closing of the merger, and vesting of the options as to 328,994 shares is subject to certain restrictions in accordance with the Amended and Restated Merger Agreement dated October 31, 2014 governing the Company's acquisition of Nexage, as security for certain indemnification obligations of the Nexage securityholders. Unless required to be returned to the Company under the terms and conditions of the Amended and Restated Agreement and Plan of Merger, the restrictions will lapse and these options will be fully vested and exercisable on March 4, 2016. In December 2014, Mr. Cormier was appointed as a member of our Board. Mr. Cormier serves as a Class III director whose term will expire at the 2015 Annual Meeting of Stockholders. In connection with his appointment to the Board, Mr. Cormier received an initial equity award of 129,870 RSUs in accordance with our non-employee director compensation policy described above. The RSU award vests as to one-third of the underlying shares after one year, on December 4, 2015, with the remainder vesting in eight equal quarterly installments thereafter, subject to Mr. Cormier's continuous service on the Board as of the applicable vesting date, and subject to accelerated vesting in specified circumstances. Mr. Cormier will also receive additional compensation in accordance with our non-employee director compensation policy described above.

        In January 2015, each of our non-employee directors who had been serving for at least 12 months received a grant of 62,500 RSUs in accordance with our non-employee director compensation policy described above. The RSU award vests in four equal quarterly installments beginning April 1, 2015, subject to each director's continuous service on the Board as of the applicable vesting date, and subject to accelerated vesting in specified circumstances.

        Other than the cash retainers and RSU awards, directors are not entitled to receive any compensation in connection with their service on our board of directors, except for reimbursement of reasonable expenses incurred in connection with attending meetings of the board or committees thereof.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        The following table shows information regarding our equity compensation plans as of December 31, 2014.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2)
	(a)		(b)	(c)
Equity compensation plans approved by security holders	11,815,707	(3)	$0.59	3,290,005
Equity compensation plans not approved by security holders	9,100,811	(4)	$4.52	1,377,147	(5)
Total	20,916,518		$2.77	5,367,152

(1)
The calculation of the weighted-average exercise price of the outstanding options and rights excludes 4,549,433 shares included in column (a) that are issuable upon the vesting of RSUs, because the RSUs have no exercise price.

(2)
Pursuant to the terms of the 2012 Plan, an additional 5,275,095 shares were added to the number of available shares effective January 1, 2015. Following the adoption of the 2012 Plan, no additional grants may be made under our 2006 Equity Incentive Plan.

(3)
Includes 233,017 shares that may be issued upon the exercise of outstanding options assumed in November 2013 in connection with our acquisition of Jumptap, Inc. as part of the Amended and Restated Jumptap, Inc. 2005 Stock Option and Grant Plan, as amended. These outstanding options had a weighted average exercise price of $0.23 per share as of December 31, 2014. No additional grants will be made under this plan.

(4)
Consists of shares that may be issued upon the exercise of outstanding options exchanged, granted or assumed in December 2014 in connection with our acquisition of Nexage, Inc., of which 6,599,765 were exchanged or granted pursuant to the Company's 2014 Equity Inducement Plan ("2014 Plan"), and 2,501,046 options were assumed pursuant to individual award agreements. The issuance of 7,949,236 shares underlying the exchanged and assumed options was approved by the Company's shareholders at a special meeting on December 2, 2014. A description of the 2014 Plan and assumed awards is set forth in Note 8 to the Company's audited financial statements for the year ended December 31, 2014, included in the Company's 2014 Annual Report on Form 10-K filed with the SEC on March 11, 2015.

(5)
The securities remaining for future issuance are all pursuant to the 2014 Plan and do not include the 700,000 shares reserved for issuance in April 2015. The Board authorized up to 9,500,000 shares to be reserved for issuance under the 2014 Plan, of which the Company reserved 8,800,000 shares as of December 31, 2014, and the remaining 700,000 shares in April 2015.

TRANSACTIONS WITH RELATED PERSONS

RELATED PERSON TRANSACTION POLICY

        In connection with our initial public offering in March 2012, we adopted a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

        Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our board of directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Business Conduct and Ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our Audit Committee, or other independent body of our board of directors, will take into account the relevant available facts and circumstances including, but not limited to:

  •
  the risks, costs and benefits to us;

  •
  the impact on a director's independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

  •
  the availability of other sources for comparable services or products; and

  •
  the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

        The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our board of directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our audit committee, or other independent body of our board of directors, determines in the good faith exercise of its discretion.

CERTAIN RELATED-PERSON TRANSACTIONS

        The following is a summary of transactions since January 1, 2014 to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than five percent of our capital stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described under the "Executive Compensation" and "Director Compensation" sections of this proxy statement.

Consulting Arrangement with MediaLink

        We have entered into an agreement with Michael Kassan, the chief executive officer of MediaLink LLC, pursuant to which we are provided strategic advisory services. During the year ended December 31, 2014, we paid MediaLink $243,000 in the aggregate for these services. Wenda Harris Millard, a member of our board of directors, is the president of, and an owner of equity interests in, MediaLink.

Indemnification Agreements

        Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provide that we will indemnify each of our directors to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide our board of directors with discretion to indemnify our officers and employees when determined appropriate by the board. In addition, we have entered into an indemnification agreement with each of our directors which provides, among other things, that we will indemnify such director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director of the Company, and otherwise to the fullest extent permitted under Delaware law and our amended and restated bylaws.

Registration Rights

        We and some of our stockholders who held shares of our convertible preferred stock prior to our initial public offering, including investors affiliated with some of our directors, have entered into a third amended and restated investor rights agreement. This agreement provides those holders with customary demand and piggyback registration rights with respect to the shares of common stock currently held by them and that were issuable to them upon conversion of our convertible preferred stock in connection with our initial public offering. These registration rights will expire in April 2017, upon the fifth anniversary of the closing of our initial public offering, for so long as the holders with such rights continue to be holders of at least 1% of our outstanding common stock.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of annual meeting materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are Millennial Media stockholders will be "householding" the Company's proxy materials. A single set of annual meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate set of annual meeting materials, please notify your broker or Millennial Media. Direct your written request to Corporate Secretary, Millennial Media, Inc., 2400 Boston Street, Suite 300, Baltimore, Maryland 21224. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request "householding" of their communications should contact their brokers.

OTHER MATTERS

        The Board knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Michael G. Barrett
President and CEO

April 24, 2015

aNNUal mEETiNG Of sTOcKhOldERs Of millENNial mEdia, iNc. June 2, 2015 NOTicE Of iNTERNET availaBiliTY Of pROXY maTERial: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/17552 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. To elect three (3) directors to the Board of Directors of the Company to serve until the 2018 Annual Meeting of Stockholders and until their successors are duly elected and qualified. O Ernest Cormier O Thomas R. Evans O James A. Tholen 2. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2015. 3. To transact such other business as may properly come before the meeting or any adjournment(s) thereof. THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR THE ELECTION OF THE NOMINEES, FOR PROPOSAL 2, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF. PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS CARD. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOmiNEEs: ThE BOaRd Of diREcTORs REcOmmENds a vOTE "fOR" ThE ElEcTiON Of diREcTORs aNd "fOR" pROpOsal 2. plEasE siGN, daTE aNd RETURN pROmpTlY iN ThE ENclOsEd ENvElOpE. plEasE maRK YOUR vOTE iN BlUE OR BlacK iNK as shOWN hERE x Please detach along perforated line and mail in the envelope provided. ------------------ ---------------- 20330000000000000000 9 060215 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOhN smiTh 1234 maiN sTREET apT. 203 NEW YORK, NY 10038 aNNUal mEETiNG Of sTOcKhOldERs Of millENNial mEdia, iNc. June 2, 2015 iNTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TElEphONE - Call toll-free 1-800-pROXiEs (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. mail - Sign, date and mail your proxy card in the envelope provided as soon as possible. iN pERsON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. pROXY vOTiNG iNsTRUcTiONs Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. x ------------------ ---------------- cOmpaNY NUmBER accOUNT NUmBER NOTicE Of iNTERNET availaBiliTY Of pROXY maTERial: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/17552 1. To elect three (3) directors to the Board of Directors of the Company to serve until the 2018 Annual Meeting of Stockholders and until their successors are duly elected and qualified. O Ernest Cormier O Thomas R. Evans O James A. Tholen 2. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2015. 3. To transact such other business as may properly come before the meeting or any adjournment(s) thereof. THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR THE ELECTION OF THE NOMINEES, FOR PROPOSAL 2, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF. PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS CARD. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) ThE BOaRd Of diREcTORs REcOmmENds a vOTE "fOR" ThE ElEcTiON Of diREcTORs aNd "fOR" pROpOsal 2. plEasE siGN, daTE aNd RETURN pROmpTlY iN ThE ENclOsEd ENvElOpE. plEasE maRK YOUR vOTE iN BlUE OR BlacK iNK as shOWN hERE 20330000000000000000 9 060215

0 ------------------ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 MILLENNIAL MEDIA, INC. This pROXY is sOliciTEd ON BEhalf Of ThE BOaRd Of diREcTORs fOR ThE aNNUal mEETiNG Of sTOcKhOldERs TO BE hEld ON JUNE 2, 2015 The undersigned stockholder of Millennial Media, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement with respect to the Annual Meeting of Stockholders of Millennial Media, Inc. to be held at Hilton Hotel New York Fashion District, 152 West 26th Street, New York, New York 10001 on June 2, 2015, at 10:00 a.m., and hereby appoint Michael G. Barrett and Andrew J. Jeanneret, and each of them, proxies and attorneys-in-fact, each with power of substitution and revocation, and each with all powers that the undersigned would possess if personally present, to vote the Millennial Media, Inc. Common Stock of the undersigned at such meeting and any postponements or adjournments of such meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting (and any such postponements or adjournments). (continued and to be signed on the reverse side.) 1.1

QuickLinks

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2014
DIRECTOR COMPENSATION FOR YEAR ENDED DECEMBER 31, 2014
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
TRANSACTIONS WITH RELATED PERSONS
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS